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Inamed Contacts:
Ilan Reich, President or
Michael Doty, Chief Financial Officer
(212) 626-6800



                           INAMED CORPORATION ACQUIRES
                 COLLAGEN AESTHETICS, INC. -- OBTAINS FINANCING

                  Santa Barbara, California--September 2, 1999--Inamed Corporation (OTC BB: IMDC) announced today that it has completed its previously announced acquisition of Collagen Aesthetics, Inc. by merging Inamed Acquisition Corporation, Inamed's wholly owned subsidiary, with and into Collagen Aesthetics, Inc. The merger follows the successful completion of the tender offer in which Inamed Acquisition acquired approximately 92.9% of Collagen Aesthetics' outstanding shares.

                  Inamed Corporation financed the acquisition by the issuance of senior secured bridge notes in the aggregate principal amount of $155,000,000. The financing was arranged by U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc., and the agent under the loan agreement was Ableco Finance LLC.


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